Exhibit 99.1

Aegerion Pharmaceuticals’ JUXTAPID® (lomitapide) Capsules Approved in Japan for the Treatment of Homozygous Familial Hypercholesterolemia (HoFH)

Cambridge, MA, September 28, 2016 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, today announced that Japan’s Ministry of Health, Labor & Welfare (MHLW) has approved JUXTAPID for patients with homozygous familial hypercholesterolemia (HoFH).

HoFH is a serious, rare genetic disease that impairs the function of the receptor responsible for removing LDL-C (“bad” cholesterol) from the body. A loss of LDL receptor function results in extreme evaluation of blood cholesterol levels. HoFH patients often develop premature and progressive atherosclerosis, a narrowing or blocking of the arteries.

Chief Executive Officer of Aegerion Mary Szela said, “This approval marks a significant milestone in our ongoing efforts to maximize the value of JUXTAPID. Japan is an important market and since lomitapide was granted orphan drug designation for HoFH in 2013, we have worked to establish disease awareness among the HoFH community. We look forward to the opportunity to provide an additional therapeutic option for patients with this severe rare disease. Our team is focused on the upcoming commercial launch, assuming reimbursement approval, and working with Japanese healthcare providers to identify and serve those patients appropriate for JUXTAPID therapy.”

The MHLW based its approval of JUXTAPID on Aegerion’s Phase III study in Japanese patients, which evaluated the safety and efficacy of the medicine to reduce LDL-C levels in nine patients with HoFH. The findings were consistent with the known safety and efficacy profile of JUXTAPID.

JUXTAPID is approved in the United States as an adjunct to a low-fat diet and other lipid lowering treatments, including apheresis where available, to reduce low-density lipoprotein cholesterol (LDL-C), total cholesterol (TC), apolipoprotein B (apo B), and non-high-density lipoprotein cholesterol (non-HDL-C) in adult patients with HoFH.  In the U.S., JUXTAPID carries a boxed warning for the risk of hepatotoxicity. The boxed warning also states that JUXTAPID should only be prescribed to patients with a clinical or laboratory diagnosis consistent with HoFH, and that the safety and effectiveness of JUXTAPID have not been established in patients with hypercholesterolemia who do not have HoFH. Because of the risk of hepatotoxicity and the importance of JUXTAPID only being prescribed to patients with a clinical or laboratory diagnosis consistent with HoFH, JUXTAPID is only available through the JUXTAPID REMS Program.  The effect of JUXTAPID on cardiovascular morbidity and mortality has not been determined.

Important Safety Information from U.S. Prescribing Information, including BOXED WARNING which states:

WARNING: RISK OF HEPATOTOXICITY

JUXTAPID can cause elevations in transaminases. In the JUXTAPID clinical trial, 10 (34%) of the 29 patients treated with JUXTAPID had at least one elevation in alanine aminotransferase (ALT) or aspartate aminotransferase (AST) >3x upper limit of normal (ULN). There were no concomitant clinically meaningful elevations of total bilirubin, international normalized ratio (INR), or alkaline phosphatase.

JUXTAPID also increases hepatic fat, with or without concomitant increases in transaminases. The median absolute increase in hepatic fat was 6% after both 26 and 78 weeks of treatment, from 1% at baseline, measured by magnetic resonance spectroscopy. Hepatic steatosis associated with JUXTAPID treatment may be a risk factor for progressive liver disease, including steatohepatitis and cirrhosis.

Measure ALT, AST, alkaline phosphatase, and total bilirubin before initiating treatment and then ALT and AST regularly as recommended. During treatment, adjust the dose of JUXTAPID if the ALT or AST are >3x ULN. Discontinue JUXTAPID for clinically significant liver toxicity.

Because of the risk of hepatotoxicity, JUXTAPID is available only through a restricted program under a Risk Evaluation and Mitigation Strategy (REMS) called the JUXTAPID REMS PROGRAM.

CONTRAINDICATIONS

•                  Pregnancy

•                  Concomitant administration of moderate or strong CYP3A4 inhibitors

•                  Moderate or severe hepatic impairment or active liver disease including unexplained persistent elevations of serum transaminases

WARNINGS AND PRECAUTIONS

JUXTAPID can cause elevations in transaminases and hepatic steatosis. Although cases of hepatic failure have not been reported, there is concern that JUXTAPID could induce steatohepatitis, which can progress to cirrhosis over several years. Modify the dose of JUXTAPID if elevations of transaminases are observed and discontinue JUXTAPID for persistent or clinically significant elevations. If transaminase elevations are accompanied by clinical symptoms of liver injury, such as nausea, vomiting, abdominal pain, fever, jaundice, lethargy, flu-like-symptoms, increases in bilirubin >2x ULN, or active liver disease, discontinue treatment with JUXTAPID and identify the probable cause. Use JUXTAPID with caution when co-administered with agents known to be hepatotoxic. Alcohol may increase levels of hepatic fat and induce or exacerbate liver injury.

Measure ALT, AST, alkaline phosphatase, and total bilirubin before initiating treatment. During the first year, measure liver-related tests (ALT and AST, at a minimum) prior to each increase in dose or monthly, whichever occurs first. After the first year, do these tests at least every three months and before any increase in dose.

Females of reproductive potential should have a negative pregnancy test before starting Juxtapid and should use effective contraception during therapy with Juxtapid. The recommended maximum dosage of Juxtapid is 40 mg daily when used concomitantly with oral contraceptives.

Given its mechanism of action in the small intestine, JUXTAPID may reduce the absorption of fat-soluble nutrients. Patients treated with JUXTAPID should take daily supplements that contain 400 international units vitamin E and at least 200 mg linoleic acid, 210 mg alpha-linolenic acid (ALA), 110 mg eicosapentaenoic acid (EPA), and 80 mg docosahexaenoic acid (DHA).

Gastrointestinal adverse reactions are common and may lead to treatment discontinuation. To reduce the risk of gastrointestinal adverse reactions, patients should adhere to a low-fat diet supplying less than 20% of energy from fat and the dosage of JUXTAPID should be increased gradually.

Weak CYP3A4 inhibitors can increase the exposure of lomitapide approximately two-fold; therefore, when JUXTAPID is administered with weak CYP3A4 inhibitors, the dose of JUXTAPID should be decreased by half and the recommended maximum dosage of JUXTAPID is 30 mg daily. The recommended maximum dosage is 40 mg daily when used concomitantly with oral contraceptives. Strong and moderate CYP3A4 inhibitors should not be used with Juxtapid.  Patients taking JUXTAPID 5 mg daily may continue with the same dosage.

Due to risk of myopathy associated with simvastatin or lovastatin, doses of these agents should be limited when co-administered with JUXTAPID.

JUXTAPID increases the plasma concentrations of warfarin. Increases or decreases in the dose of JUXTAPID may lead to supra- or subtherapeutic anticoagulation, respectively. Patients taking warfarin should undergo regular monitoring of the INR, especially after any changes in JUXTAPID dosage.

Avoid use of JUXTAPID in patients with rare hereditary disorders of galactose intolerance.

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases.  For more information about the company, please visit www.aegerion.com.

Forward Looking Statements:

This press release contains forward-looking statements, including statements regarding the potential for launch and commercialization of JUXTAPID in Japan. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other factors; the risk that we may not be able to obtain pricing and reimbursement approval in Japan at acceptable levels or at all; the risk that JUXTAPID may not gain market acceptance in Japan; and the other risks inherent in the commercialization process. For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on August 9, 2016, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy, Associate Director, Investor & Public Relations

857-242-5024

Amanda.murphy@aegerion.com